Exhibit 99.1

Interleukin Genetics Appoints Eliot M. Lurier
Chief Financial Officer

Waltham, MA - April 30, 2008 - Interleukin Genetics, Inc., (AMEX:ILI), today announced that it has appointed Eliot M. Lurier, CPA, as its Chief Financial Officer.

Lewis H. Bender, Chief Executive Officer of Interleukin Genetics, Inc., commented on the appointment, “Eliot is an innovative and experienced senior financial executive with an entrepreneurial spirit and a proven record of achievement in managing growth for publicly traded companies. The addition of Eliot to the senior management team provides financial management and operational skills that we need to develop and grow our business.”

Mr. Lurier, age 50, has more than 25 years of financial management experience, primarily in the life sciences industry. Prior to joining Interleukin Genetics, he was Vice President, Finance and Administration and Chief Financial Officer of Nucryst Pharmaceuticals (NASDAQ:NCST, TSX:NCS), where he successfully completed a $45 million IPO within 6 months of joining the company and was responsible for SEC reporting and the implementation of Sarbanes-Oxley requirements. Previously, he served as Chief Financial Officer and Chief Operating Officer for Bridge Pharmaceuticals, Inc., where he established all policies for managing business operations.

Mr. Lurier commented, “I am very excited about the opportunity to join Interleukin Genetics. The Company is well positioned to become a leading provider of preventive consumer products and genetic tests for sale to the emerging personalized health market. I look forward to helping the Company communicate the value of such tests to the investment community.”

Prior to joining Bridge Pharmaceuticals, Inc., Mr. Lurier held a number of senior-level financial positions including Chief Financial Officer of Admetric Biochem, Inc., and Chief Financial Officer, Treasurer and Vice President of Finance of Ascent Pediatrics, Inc., a publicly traded pharmaceutical company.

Earlier in his career, Mr. Lurier was Senior Accountant at Coopers and Lybrand. He earned a B.S. in Accounting from Syracuse University and is a Certified Public Accountant in Massachusetts.

About Interleukin Genetics

Interleukin Genetics, Inc. (AMEX:ILI) is a genetics-focused personalized health company that develops preventive consumer products and genetic tests for sale to the emerging personalized health market. Focused on the future of health and medicine, Interleukin uses its leading genetics research and scientific capabilities to develop and test innovative preventive and therapeutic products. Interleukin Genetics has developed and commercialized genetic tests for risk assessment of coronary artery disease, periodontal disease, and general nutrition. The Company currently offers an array of Nutraceuticals and OTCeuticals®, including Ginkoba®, Ginsana® and Venastat® which are sold at the nation’s largest food, drug and mass retailers. Interleukin is headquartered in Waltham, MA. For more information about Interleukin and its ongoing programs, please visit www.ilgenetics.com.

Certain statements contained herein are “forward-looking” statements including statements regarding our ability to develop diagnostic, personalized nutritional and therapeutic products to prevent or treat diseases of inflammation and other genetic variations, our ability to screen nutritional compounds for their effects on inflammatory responses and other genetic variations, given specific genetic patterns and our ability to make progress in advancing our core echnologies. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the risk of market acceptance of our products, the risk of technology and product obsolescence, delays in product development, the performance of our commercial partners, the availability of adequate capital, the actions of our competitors and other competitive risks, and those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission, our quarterly reports on Form 10-Q and other filings made by us with the Securities and Exchange Commission. We disclaim any obligation or intention to update these forward-looking statements.

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